UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2017

Jefferies Group LLC

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 9, 2017, Jefferies Group LLC (the “Company”) and its wholly owned subsidiary Jefferies Group Capital Finance Inc. (“Jefferies Capital” and, together with the Company, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”) with Jefferies LLC, as representative of the several underwriters identified in Schedule A to the Purchase Agreement, whereby the Issuers agreed to sell $750 million aggregate principal amount of their 4.850% Senior Notes due 2027 (the “Notes”) pursuant to the Issuers’ Shelf Registration Statements on Form S-3, as amended (File Nos. 333-209385 and 333-209385-01). The closing is expected to occur on January 17, 2017.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this report:

Number	Exhibit

1.1	Purchase Agreement dated January 9, 2017 between Jefferies Group LLC, Jefferies Group Capital Finance Inc. and Jefferies LLC, as representative of the several underwriters identified in Schedule A thereto, relating to the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group LLC

By:	/s/ Roland T. Kelly
Name:	Roland T. Kelly
Title:	Assistant Secretary

Date: January 10, 2017

INDEX TO EXHIBITS

Number	Exhibit

1.1	Purchase Agreement dated January 9, 2017 between Jefferies Group LLC, Jefferies Group Capital Finance Inc. and Jefferies LLC, as representative of the several underwriters identified in Schedule A thereto, relating to the Notes.